                                                                 Exhibit 4(d)(1)

                      FOURTH AMENDMENT TO LOAN AND SECURITY
                    AGREEMENT AND NOTE MODIFICATION AGREEMENT
                    -----------------------------------------

         This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND NOTE MODIFICATION AGREEMENT (this "Amendment") is made and entered into this 28th day of December, 1999, by and among TEXFI INDUSTRIES, INC., a Delaware corporation ("Borrower"); the financial institutions party to the Loan Agreement (as defined below) as "Lenders"; and BANKBOSTON, N.A., a national banking association, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, "Agent").

                                   Recitals
                                   --------

         Lenders, Agent and Borrower are parties to a certain Loan and Security Agreement dated as of August 28, 1998 (as at any time amended, the "Loan Agreement") pursuant to which Lenders have made certain revolving credit loans and other extensions of credit to Borrower.

         The parties desire to amend the Loan Agreement as hereinafter set forth.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Definitions. All capitalized terms used in this Amendment, unless
               -----------
otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.             Amendment to Loan Agreement. The Loan Agreement is hereby amended
               ---------------------------
as follows:

a. By deleting the definitions of "Applicable Margin," "Base Rate Revolving Credit Loan," "Borrowing Base," "EBITDA," "Effective Interest Rate," "Eligible Factored Receivable," "Eurodollar Rate," "Eurodollar Rate Revolving Credit Loan," "Eurodollar Reserve Percentage," "House Receivable," "Interbank Offered Rate," "Interest Payment Date," "Interest Period," "Notice of Conversion or Continuation," and "Revolving Credit Facility" in their entirety from Section
1.1 and inserting the following definition in Section 1.1 in appropriate alphabetical order:

               "Applicable Margin" means 2%.
                -----------------

               "Bill and Hold Goods" means goods sold by the Borrower in a Bill
                -------------------
          and Hold Transaction.

               "Bill and Hold Receivable" means any Receivable arising from a
                ------------------------
          Bill and Hold Transaction.

               "Bill and Hold Transaction" means a transaction between the
                -------------------------
          Borrower and a Person pursuant to which goods are sold by the Borrower in a final sale to such Person on terms that provide for the Borrower's retention and storage of such goods at the Borrower's place of business pending shipment of such goods at a later date at such Person's request.

               "Borrowing Base" means, at any time of determination, an amount
                --------------
          equal to the lesser of:

               (a) the amount of the Revolving Credit Facility, minus the sum of
          (i) the Letter of Credit Reserve, plus (ii) an amount equal to the amount of real property taxes on owned Real Estate that are past due beyond the date after which penalties may attach thereto, less the amount then on deposit in any escrow or other account maintained for the benefit of BBC with respect to such taxes, plus (iii) the Junior Participation Reserve Amount, plus (iv) such other reserves as the Agent in its reasonable credit judgment may establish from time to time, and

               (b)   an amount equal to

                     (i) 90% (or such lesser percentage as the Agent may in its reasonable credit judgment determine from time to time) of the Net Balance of Eligible Factored (Factor Risk) Receivables due and owing at such time, plus

                     (ii) 65% (or such lesser percentage as the Agent may in its reasonable credit judgment determine from time to time) of the Net Balance of Eligible Factored (Borrower Risk) Receivables due and owing at such time, plus

                     (iii) 65% (or such lesser percentage as the Agent may in
               its reasonable credit judgment determine from time to time) of the Net Balance of Eligible House Receivables due and owing at such time, plus

                     (iv) the lesser of (A) $8,000,000, and (B) the sum of (1)
               55% or such lesser percentage as the Agent may in its reasonable credit judgment determine from time to time) of the Value of Eligible Raw Materials Inventory, plus (2) 55% or such lesser percentage as the Agent may in its reasonable credit judgment determine from time to time) of the Value of Eligible Greige Goods Inventory, plus (3) 50% or such lesser percentage as the Agent may in its reasonable credit judgment determine from time to time) of the Value of Eligible Finished Inventory, plus (4) the lesser of (y) $1,000,000, or (z) 35% or such lesser percentage as the Agent may in its reasonable credit judgment determine from time to time) of the Value of Eligible Work in Process Inventory, plus (5) the lesser of (y) $400,000, or (z) 35% or such lesser percentage as the Agent may in its reasonable credit judgment determine from time to time) of the Value of Eligible Chemical and Sample Inventory, plus

                     (v) the Junior Participation Principal Amount at such time, minus

                     (vi) the sum at such time of (A) the Letter of Credit
               Reserve; (B) an amount equal to all real property taxes on owned Real Estate that are past due beyond the date after which penalties may attach thereto, less the amount then on deposit in any escrow or other account maintained for the benefit of BBC with respect to such taxes; (C) the Junior

               Participation Reserve Amount; and (D) such other reserves as the Agent in its reasonable credit judgment may establish from time to time.

          "CIT" means The CIT Group/Commercial Services, Inc.
           ---

          "EBIT" shall have the meaning set forth in Section 11.1.
           ----

          "EBITDA" shall mean, for any fiscal period of the Borrower, the
           ------
     Borrower's consolidated (i) income (or loss) before interest and taxes, plus (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges, minus (iii) to the extent recognized in determining such income (or loss) extraordinary gains (or losses).

          "Effective Interest Rate" means the rate of interest
           -----------------------
     per annum on the Revolving Credit Loans in effect from time to time pursuant to the provisions of Section 4.1.

          "Eligible Chemical and Sample Inventory" means Eligible Inventory
           --------------------------------------
     consisting of dyes, chemicals and samples.

          "Eligible Factored (Borrower Risk) Receivable" means an Eligible
           --------------------------------------------
     Receivable that is a Factored Receivable, but only to the extent of the amount thereof as to which a Factor does not bear the Credit Risk and only if and for so long as the Factor purchasing such Receivable is a party to an Assignment of Factoring Proceeds with Agent and Borrower.

          "Eligible Factored (Factor Risk) Receivable" means an Eligible
           ------------------------------------------
     Receivable that is a Factored Receivable, but only to the extent of the amount thereof as to which a Factor bears the Credit Risk and only if and for so long as the Factor purchasing such Eligible Receivable is a party to an Assignment of Factoring Proceeds with Agent and Borrower.

          "Eligible Greige Goods Inventory" means Eligible Inventory consisting
           -------------------------------
     of undyed greige goods; provided, however, that no more than $909,090.91 of
                             --------  -------
     such undyed greige goods more than 180 days old shall be considered Eligible Greige Goods Inventory.

          "Eligible House Receivable" means a House Receivable (i) the payment
           -------------------------
     of which is secured or supported by a letter of credit or which was in existence on December 28, 1999 and which Factors, in their discretion, elect not to Factor and (ii) that is an Eligible Receivable.

          "Eligible Raw Material Inventory" means Eligible Inventory consisting
           -------------------------------
     of raw materials (other than chemicals, dyes, samples, and greige goods), including, without limitation, yarn and bulk fiber for spinning into yarn.

          "Eligible Work in Process Inventory" means Eligible Inventory
           ----------------------------------
     consisting of greige goods in the dying and finishing stages and yarn-in-process.

          "Factored Receivable" means a Receivable factored by Borrower with a
           -------------------
     Factor in accordance with and pursuant to the terms and provisions of a Factoring Agreement.

          "House Receivable" means any Receivable owned by the Borrower (a) the
           ----------------
     payment of which is secured or supported by a letter of credit, (b) which is a Receivable existing on December 28, 1999 which Factors, in their discretion, elect not to factor, or (c) which is a Receivable that has been reassigned by a Factor to the Borrower pursuant to the applicable Factoring Agreement.

          "Interest Payment Date" means the first day of each calendar month,
           ---------------------
     commencing on September 1, 1998 and continuing thereafter until Secured Obligations have been irrevocably paid in full.

          "Junior Participant" means a Person acceptable to Agent and Lenders
           ------------------
     who agrees to purchase junior participation interests from Lenders pursuant to the Junior Participation Agreement.

          "Junior Participation Agreement" means a Junior Participation
           ------------------------------
     Agreement to be entered into among Agent, Lenders and Junior Participant, in form and substance satisfactory to Agent and Lenders, pursuant to which, among other things, Junior Participant shall agree to purchase from Lenders, on a non-recourse basis, junior participation interests aggregating $2,500,000 in five (5) installments of $500,000 each on January 15, 2000, February 15, 2000, March 15, 2000, March 31, 2000, and April 15,
     2000.

          "Junior Participation Amount" means, on any date, the sum of (i) the
           ---------------------------
     Junior Participation Principal Amount as of such date and (ii) the amount of all accrued interest and other charges payable in connection with such Junior Participation Principal Amount on such date.

          "Junior Participation Principal Amount" means, on any date, the
           -------------------------------------
     aggregate amount paid by Junior Participant to Lenders on or before such date pursuant to the Junior Participation Agreement in connection with Junior Participant's purchase of junior participation interests in the Revolving Credit Loans.

          "Junior Participation Reserve Amount" means, on any date, a reserve in
           -----------------------------------
     an amount equal to $750,000 from December 27, 1999 through December 30, 1999; $1,000,000 from December 31, 1999 through January 2, 2000; $750,000 from January 3, 2000 until the earlier of (i) January 14, 2000 or (ii) the date the Junior Participation Amount is equal to or greater than $500,000; $500,000 from the earlier of (i) January 14, 2000 or (ii) the date the Junior Participation Amount is equal to or greater than $500,000 through January 30, 2000; $750,000 on January 31, 2000; $500,000 from and after
     February 1, 2000; provided, however, that the amount of such reserve may be
                       --------  -------
     increased to $1,000,000 if Junior Participant has not executed and delivered to Agent the Junior Participation Agreement, in form and substance acceptable to Agent and Lenders, on or before January 14, 2000 or if Junior Participant does not timely and faithfully perform its obligations under the Junior Participation Agreement, including purchase of junior participation interests in the amounts and on the dates set forth therein.

          "Net Balance" means (i) with respect to a House Receivable, the face
           -----------
     amount of such Receivable, minus any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Receivables at such date; (ii) with respect to an Eligible Factored (Borrower Risk) Receivable of an Account Debtor, the face amount of such Factored Receivable, minus all discounts, returns, credit or allowances at any time issued, owing or outstanding with respect to such Receivable, minus the amount by which the aggregate amount of all Receivables of such Account Debtor that are 60 days or more past due exceeds 10% of all Borrower's Receivables, minus all such Factored Receivables that, to Borrower's knowledge, remain unpaid 180 days after the invoice date therefor, minus all reserves under a Factoring Agreement with respect to such Factored Receivable and all commissions, fees and expenses due a Factor under a Factoring Agreement with respect to such Factored Receivable; (iii) with respect to an Eligible Factored (Factor Risk) Receivables, the face amount of such Factored Receivable, minus all discounts, returns, credit or allowances at any time issued, owing or outstanding with respect to such Factored Receivable, minus all reserves under a Factoring Agreement with respect to such Factored Receivable and all commissions, fees and expenses due a Factor under a Factoring Agreement with respect to such Factored Receivable.

          "Revolving Credit Facility" means the principal amount of $22,500,000
           -------------------------
     or such lesser or greater amount as shall be agreed upon from time to time in writing by Agent, the Lenders and the Borrower.

          "Taxes" mean any present or future taxes, levies, imposts, duties,
           -----
     fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

          "Value" means, with reference to the value of any Inventory, value
           -----
     determined on the basis of the lower of cost or market of such Inventory, with the cost thereof calculated on a first-in, first-out basis determined in accordance with GAAP.

b.        By deleting clause (a) of the definition of "Eligible Receivable" in
Section 1.1 and inserting the following in lieu thereof:

          (a) such Receivable (i) is created by the Borrower in the ordinary course of the Borrower's business, (ii) represents a bona fide sale of goods transaction, (iii) except for the delivery of Bill and Hold Goods in connection with a Bill and Hold Transaction from which such Receivable has arisen, requires no further act under any circumstances on the part of the Borrower to make such Receivable payable by the Account Debtor, and (iv) is owned by Borrower or a Factor,

c.        By deleting clause (d) of the definition of "Eligible Receivable" in
Section 1.1 and inserting the following in lieu thereof:

          "(d) either (i) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding or
     (ii) the Receivable is a Bill and Hold Receivable as to which a Factor bears the Credit Risk under the applicable Factoring Agreement, and, in either case, no material part of the goods related to such Receivable has been returned or rejected,"

d. By deleting the "and" at the end of clause (u) of the definition of "Eligible Receivable" in Section 1.1.

e.        By deleting clause (v) of the definition of "Eligible Receivable" in
Section 1.1 and inserting the following in lieu thereof:

          "(v) the Account Debtor for such Receivable is a Person other than Daisy Group, Ltd. (or any tradename or fictitious name thereof), and

          "(w) neither such Receivable nor the Account Debtor with respect to such Receivable is determined by Agent in its reasonable credit judgment to be ineligible for any other reason."

f. By changing all references to "Base Rate Revolving Credit Loans" to "Revolving Credit Loans" and all references to "Base Rate Revolving Credit Loan" to "Revolving Credit Loan."

g. By deleting Section 2.2(a)(i) in its entirety and inserting the following in lieu thereof:

          "(i) Revolving Credit Loans. A request for a Borrowing of Revolving
               ----------------------
     Credit Loans under the Revolving Credit Facility shall be made, or shall be deemed to be made, in the following manner:"

h.        By deleting Section 2.2(a)(ii) in its entirety and by renumbering
Section 2.1(a)(iii) as Section 2.2(a)(ii).

i. By deleting Sections 4.1(a) and (b) in their entirety and inserting the following in lieu thereof:

          "(a) Subject to the provisions of Section 4.1(c), interest will accrue on the unpaid principal amount of each Revolving Credit Loan, for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise), at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Alternate Base Rate. The Borrower shall pay interest on all Loans, monthly in arrears on each Interest Payment Date; provided, however, until of the Secured
                                 --------  -------
     Obligations (other than an amount equal to the Junior Participation Amount) and all of the Junior Secured Obligations have been paid in full, Borrower shall not be required to pay any interest with respect to that portion of the principal amount of the Secured Obligations equal to the Junior Participation Principal Amount.

          "(b) Intentionally Omitted."
               ---------------------

j. By deleting Sections 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 in their entirety and inserting the following in lieu thereof:

          "SECTION 4.12.  Intentionally Omitted.
                          ---------------------

          "SECTION 4.13.  Intentionally Omitted.
                          ---------------------

          "SECTION 4.14.  Intentionally Omitted.
                          ---------------------

          "SECTION 4.15.  Intentionally Omitted.
                          ---------------------

          "SECTION 4.16.  Intentionally Omitted.
                          ---------------------

          "SECTION 4.17.  Intentionally Omitted."
                          ---------------------

k. By deleting Sections 8.12(a), 8.12(b) and 8.12(c) in their entirety and inserting the following in lieu thereof:

          "(a)   Schedules of Receivables. The Borrower shall deliver to Agent
                 ------------------------
     not later than Wednesday of each week:

               "(i) a Schedule of Receivables that have been sold to each Factor pursuant to a Factoring Agreement, which shall be as of the last Business Day of the immediately preceding week, shall be reconciled to a Borrowing Base Certificate as of such last Business Date of the immediately preceding week, and shall set forth a detailed aged trial balance of all such sold Receivables, specifying the names and balance due for each Account Debtor obligated on a Receivable so listed,

               "(ii) a Schedule of Receivables that have not been sold to the Factors pursuant to the Factoring Agreements, which shall be as of the last Business Day of the immediately preceding week, shall be reconciled to a Borrowing Base Certificate as of such last Business Date of the preceding week, and shall set forth a detailed aged trial balance of all such unsold Receivables, specifying the names and balance due for each Account Debtor obligated on a Receivable so listed, and

               "(iii) a Schedule of Receivables that are Bill and Hold Receivables, which shall be as of the last Business Day of the immediately preceding week, shall be reconciled to a Borrowing Base Certificate as of such last Business Date of the preceding week, and shall set forth a detailed aged trial balance of all such unsold Receivables, specifying the names and balance due for each Account Debtor obligated on a Receivable so listed.

          "(b) Schedules of Inventory. The Borrower shall deliver to Agent not
               ----------------------
     later than Wednesday of each week a Schedule of Inventory as of the last

          Business Day of the preceding week, itemizing and describing the kind, type and quantity of Inventory, the Borrower's cost thereof and the location thereof.

               "(c)   Borrowing Base Certificate. The Borrower shall deliver to
                      --------------------------
          the Agent no later than 12:30 p.m. on each Business Day a Borrowing Base Certificate prepared as of the closing of business the previous Business Day, which shall be adjusted daily to reflect the for the amount of outstanding Receivables and weekly to reflect changes in Eligible Inventory and Receivables that are not Eligible Receivables."

l. By deleting Section 10.1(a) in its entirety and inserting the following in lieu thereof:

               "(a)   Audited Year-End Statements. As soon as available, but in
                      ---------------------------
          any event within 90 days after the end of each Fiscal Year, copies of the consolidating and consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flows for such Fiscal Year, in each case setting forth in comparative form the figures from the previous Fiscal Year of the Borrower, reported on, as to such consolidated statements, without qualification, by Ernst & Young LLC or other independent certified public accountants of nationally recognized standing; provided, however, the financial
                                          --------  -------
          statements for the Borrower's 1999 Fiscal Year shall be furnished to Agent and Lenders on or before February 15, 2000."

m. By inserting the following immediately following Section 11.1(b) as new Sections 11.1(c) and (d):

               "(c)   Minimum Sales. Permit the Borrower's gross sales at any
                      -------------
          time:

                         (i) during the period from December 1, 1999 through December 31, 1999 to be less than $5,400,000 ;

                         (ii) during the period from January 1, 2000 through January 31, 2000 to be less than $7,020,000;

                         (iii) during the period from February 1, 2000 through
               February 29, 2000 to be less than $7,650,000;

                         (iv) during the period from March 1, 2000 through March 31, 2000 to be less than $6,210,000; and

                         (v) during the period from April 1, 2000 through April 30, 2000 to be less than $6,210,000.

               "(d)   Minimum EBITDA. Permit the Borrower's EBITDA at any time:
                      --------------

                         (i) during the period from December 1, 1999 through December 31, 1999 to be less than ($500,000) ;

                         (ii) during the period from December 1, 1999 through January 31, 2000 to be less than ($1,400,000);

                         (iii) during the period from December 1, 1999 through
               February 29, 2000 to be less than ($1,300,000);

                         (iv) during the period from December 1, 1999 through March 31, 2000 to be less than ($1,200,000); and

                         (v) during the period from December 1, 1999 through April 30, 2000 to be less than ($1,100,000)."

n. By deleting Section 12.1(d)(i) in its entirety and inserting the following in lieu thereof:

               "(i)   Articles 7, 8, 10 or 11, Sections 9.1 (insofar as it
          requires the preservation of the corporate existence of Borrower), 9.8, 9.10(a) or 9.12 and the Agent shall have delivered to the Borrower written notice of such default, or"

o. By deleting Section 12.3(b) in its entirety and inserting the following in lieu thereof:

               "(b)   Second: to the payment of all of the Secured Obligations
                      ------
          except for an amount equal to the Junior Participation Amount in such order of application as the Agent may elect consistent with this Agreement (with the Borrower remaining liable for any deficiency),"

p. By deleting Section 12.3(e) in its entirety and inserting the following in lieu thereof:

               "(e)   Fifth: to the payment of all remaining Secured Obligations
                      -----
          (with the Borrower remaining liable for any deficiency), and"

q. By inserting the following immediately following Section 12.3(e) as a new Section 12.3(f):

               "(f)   Sixth: the balance (if any) of such proceeds shall be paid
                      -----
          to the Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto."

r. By inserting the following immediately prior to the last sentence of Section 14.7:

          "Notwithstanding anything to the contrary in this Agreement, the Lenders agree that the foregoing indemnity shall include, without limitation, indemnification for any liabilities incurred by the Agent in connection with any indemnity given to a Factor under an Assignment of Factoring Proceeds.

s. By amending the address in Section 15.1(b) to which notices are to be sent to Agent to be the following address: Suite 800, 300 Galleria Parkway, N.W., Atlanta, Georgia 30339, Attn: John W. Getz, Facsimile No. (770) 859-2483.

t. By deleting Annex A to the Loan Agreement in its entirety and inserting in lieu thereof Annex A attached hereto.

3.             Modification of Notes. Each of the Revolving Credit Notes dated
               ---------------------
as of August 28, 1998 is hereby modified by reducing the principal amount of each such Revolving Credit Note from $20,000,000 to $11,250,000.

4.             Ratification and Reaffirmation. Borrower hereby ratifies and
               ------------------------------
reaffirms the Obligations, each of the Loan Documents and all of Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

5.             Acknowledgments and Stipulations. Borrower acknowledges and
               --------------------------------
stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the Liens granted by Borrower in favor of Lender are duly perfected, first priority Liens in all of the Collateral except for Liens in favor of Term Lender in the Borrower's equipment and real estate; the unpaid principal amount of the Revolving Credit Loans on and as of the opening of business on December 27, 1999, totaled approximately $16,935,000; Events of Default (the "Existing Defaults") exist under the Loan Agreement on the date hereof as more fully described in the Forbearance Agreement (as defined below). Borrower further acknowledges and agrees that Borrower's obligations under Section 7.2 of the Loan Agreement require Borrower to execute such instruments and agreements as may be necessary or reasonably required by Agent to insure that Agent has a valid, duly perfected security interest in or assignment of Borrower's right to receive any process under any policy of life insurance pursuant to the terms of such policy or any independent contract relating thereto.

6.             Representations and Warranties. Borrower represents and warrants
               ------------------------------
to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and except as may have been disclosed in writing by Borrower to Lenders prior to the date hereof, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

7.             Reference to Loan Agreement. Upon the effectiveness of this
               ---------------------------
Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8.             Breach of Amendment. This Amendment shall be part of the Loan
               -------------------
Agreement and a breach of any of any representation, warranty or covenant herein shall constitute an Event of Default.

9.             Conditions Precedent. The effectiveness of the amendments
               --------------------
contained in Section 2 and Section 3 hereof is subject to the satisfaction of the following conditions precedent, in form and substance satisfactory to Agent and Lenders: (a) Borrower, Lenders, Agent and The CIT Group/Commercial Services, Inc. (in its capacity as a Factor) shall have entered into a Forbearance Agreement (the "Forbearance Agreement"), in form and substance acceptable to Agent and Lenders, (b) all conditions precedent to the effectiveness of such Forbearance Agreement shall have been satisfied, and (c) all conditions precedent and all "Forbearance Conditions" under (and as defined in) the Forbearance Agreement shall have been satisfied.

10.            No Waiver of Defaults; Assumption by Agent. In no event shall
               ------------------------------------------
Lenders' continued honoring of requests by Borrower for Loans pursuant to the Loan Agreement be deemed a waiver of any of the Existing Defaults or any other Default or Event of Default that may occur. Notwithstanding the occurrence or existence of the Existing Defaults or any other Default or Event of Default or the failure of any Forbearance Condition to be satisfied, unless and until Agent shall have received written notice (a "Funding Termination Notice") from a Lender expressly stating that such Lender does not intend to make available to such Lender's ratable share of Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in

Section 4.7(b) of the Loan Agreement. In order to be effective, such Funding Termination Notice must (a) specify the existence of a Default, Event of Default or some other circumstance which would relieve such Lender of its obligation to make Loans, and (b) specify that one or more of the Forbearance Conditions has ceased to be satisfied.

11.            Borrower Authorizations. The Borrower hereby authorizes the Agent
               -----------------------
and/or the Lenders to make Revolving Credit Loans on the first day of each month, and to disburse the proceeds thereof to Term Lender, in amounts necessary to pay all accrued and unpaid interest that Borrower is obligated to pay each month to Term Lender pursuant to the Term Loan and Security Agreement. Such Revolving Credit Loans may be disbursed by wire transfer pursuant to instructions provided by the Term Lender to the Agent in writing at least two Business Days in advance of each such requested Revolving Credit Loan. Agent and Lenders are authorized to rely upon any statement or writing from Term Lender regarding the amount of interest accrued and payable on any date and, in the event of any dispute by Borrower regarding such amount, such dispute shall be resolved by Borrower directly with Term Lender and shall not affect Borrower's liability for any funding made by Agent or Lenders in reliance upon any representation from Term Lender. Borrower acknowledges that this authorization shall not obligate Lenders or Agent to honor requests by the Borrower for Revolving Credit Loans and that each funding by Lenders and Agent of Revolving Credit Loans is subject, at all times, to all of the terms, conditions and covenants in the Revolving Loan Agreement and subject to the continued satisfaction of each of the Forbearance Conditions. Borrower may revoke the foregoing authorization by giving the Agent and Lenders written notice of such revocation at least two Business Days in advance of any such requested Revolving Credit Loan. The Borrower also authorizes Agent and each Lender to provide to Term Lender at any time or times (but without any obligation to do so) copies of any and all Borrowing Base Certificates provided to Agent or Lenders by Borrower under the Loan Agreement.

12.            Expenses of Agent and Lenders. Borrower agrees to pay, on demand,
               -----------------------------
all costs and expenses, including reasonable legal fees, incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's and each Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

13.            Effectiveness; Governing Law. This Amendment shall be effective
               ----------------------------
upon acceptance by Agent in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

14.            Successors and Assigns. This Amendment shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

15.            No Novation, etc. Except as otherwise expressly provided in this
               ----------------
Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

16.            Counterparts ; Telecopied Signatures. This Amendment may be
               ------------------------------------
executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

17.            Further Assurances. Borrower agrees to take such further actions
               ------------------
as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby. Borrower also agrees to take any such further actions as may be necessary or reasonably required by Agent to perfect or improve Agent's Lien, for its benefit and the ratable benefit of Lenders, on any right Borrower has to receive benefits, including all rights to any death benefits, under any life insurance policies.

18.            Section Titles. Section titles and references used in this
               --------------
Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

19.            Release of Claims. To induce Agent and Lenders to enter into this
               -----------------
Amendment, Borrower hereby releases, acquits and forever discharges Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Agent and each Lender arising under or in connection with any of the Loan Documents or otherwise. Borrower represents and warrants to Agent and each Lender that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Agent or any Lender.

20.            Waiver of Jury Trial. To the fullest extent permitted by
               --------------------
applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under and delivered by their respective duly authorized officers on the date first written above.


ATTEST:                                 TEXFI INDUSTRIES, INC.
                                        ("Borrower")


/s/ Andrew J. Parise, Jr.               By: /s/ Robert P. Ambrosini
-------------------------------
   Name: Andrew J. Parise, Jr.          Name: Robert P. Ambrosini
   Title: Chairman, CEO & COO           Title: EVP & CFO

         [CORPORATE SEAL]

                                        THE CIT GROUP/COMMERCIAL SERVICES, INC., in its capacity as a Lender


                                        By: /s/ Grover P. Reinle
                                         Name: Grover P. Reinle
                                         Title: SVP
                                                ---


                                        Accepted in Atlanta, Georgia, on
                                        December 28, 1999:



                                        BANKBOSTON, N.A., in its capacity as a
                                        Lender and as Agent


                                        By: /s/ John W. Getz
                                         Name: John W. Getz
                                         Title: Authorized Officer

                                    ANNEX A
                                    -------

                                  COMMITMENTS

BankBoston, N.A.                                                 $11,250,000

The CIT Group/Commercial Services, Inc.                          $11,250,000